EXHIBIT 23.1
                                                                    ------------

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Semotus Solutions, Inc.
Los Gatos, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 3, 2002, relating to the consolidated financial statements of Semotus Solutions, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2003.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



/S/ BDO SEIDMAN, LLP
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BDO Seidman, LLP


San Jose, California
February 24, 2004